UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 22, 2008
Date of report (date of earliest event reported)
Digi International Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34033	41-1532464

(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11001 Bren Road East, Minnetonka, Minnesota	55343

(Address of principal executive offices)	(Zip Code)
Telephone Number: (952) 912-3444
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On July 22, 2008, the Board of Directors of Digi International Inc. (the “Company”) amended the Company’s Amended and Restated By-Laws (the “By-Laws”) in several respects (the “Amendments”), including changes meant to clarify certain provisions so that the intended meaning is clear in light of recent developments in Delaware corporate law. The Amendments are effective as of July 22, 2008.
     With respect to Section 2.02 of the By-Laws, the Amendments clarified the existing notice content requirements, added new notice content requirements and further clarified the consequences of failure to give timely notice. Prior to the Amendments, Section 2.02 of the By-Laws set forth timing requirements for receipt of the notice of stockholder business and content requirements for the notice. Prior to the Amendments, the notice required: (1) a description of the business to be brought and the reasons for conducting the business; (2) the name and record address of the stockholder proposing such business; (3) the class and number of shares of the Company beneficially owned by such stockholder; and (4) a description of any material interest of such stockholder in the business proposed.
     As amended, Section 2.02 of the By-Laws now requires: (1) a description of the business to be brought and the reasons for conducting the business; (2) the name and record address of the stockholder proposing such business; (3) a description of securities held by or contracts to which such stockholder is a party, with value derived from the value of any shares of the Company; (4) any material interest of the stockholder and beneficial owner, if any, in the business proposed, and any agreements the stockholder has with other entities in connection with such business; and (5) a representation that the stockholder will appear at the meeting to make the proposal. The Amendments provide that where notice is not timely given, the presiding officer of the meeting will determine and declare that business was not properly brought before the meeting, and such business shall not be transacted.
     With respect to Section 3.13 of the By-Laws, the Amendments added specific notice content requirements and clarified the consequences of failure to give timely notice. Prior to the Amendments, Section 3.13 of the By-Laws only set forth timing requirements for receipt of a notice of a stockholder-sponsored director nomination. The Amendments clarify the content requirements for such notice. The notice must include: (1) all information about the nominee which may be required to be provided in any proxy or information statement; (2) a statement signed by the nominee consenting to his or her nomination and agreeing, if elected, to serve as a director of the Company; (3) appropriate evidence that the person submitting the nomination is a stockholder of the Company; (4) a description of securities held by or contracts to which such person submitting the nomination is a party, with value derived from the value of any shares of the Company; (5) a description of any material relationships, including financial transactions and compensation, between the stockholder and the proposed nominee; and (6) a representation that the person submitting the nomination will appear at the meeting to nominate the person specified in the submission. The Amendments provide that where notice is not timely given, the presiding officer of the meeting will determine and declare that the nomination was not properly brought before the meeting, and such nomination shall not be transacted.
     The Board also made certain technical and conforming amendments to the By-Laws.
     The foregoing summary of the Amendments is qualified in its entirety by reference to the text of the Amendments, which is attached hereto as Exhibit 3.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.
     The following Exhibit is furnished herewith:
3.1	Text of Amendments to Amended and Restated By-Laws of Digi International Inc.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.
Date: July 25, 2008

DIGI INTERNATIONAL INC.
By:	/s/ Subramanian Krishnan
Subramanian Krishnan
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Exhibit	Manner of Filing

3.1	Text of Amendments to Amended and Restated By-Laws of Digi International Inc.	Filed Electronically

5